CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 811-23746 on Form N-1A of our report dated November 20, 2025, relating to the financial statements and financial highlights of DoubleLine Shiller CAPE U.S. Equities ETF, DoubleLine Opportunistic Core Bond ETF, DoubleLine Commercial Real Estate Debt ETF (formerly known as DoubleLine Commercial Real Estate ETF), DoubleLine Mortgage ETF, DoubleLine Fortune 500 Equal Weight ETF, DoubleLine Commodity Strategy ETF, DoubleLine Multi-Sector Income ETF, and DoubleLine Asset-Backed Securities ETF, each a series of the DoubleLine ETF Trust, appearing in Form N-CSR of the DoubleLine ETF Trust for the period ended September 30, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

January 27, 2026